Exhibit 99.2

INCENTIVE STOCK OPTION

(Performance Vesting)

Granted by

Zosano Pharma Corporation (the “Company”)

Under the Amended and Restated 2014 Equity and Incentive Plan

This Option is and shall be subject in every respect to the provisions of the Company’s Amended and Restated 2014 Equity and Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and made a part hereof. The holder of this Option (the “Holder”) hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives. The Notice of Grant provided to you through E*TRADE with respect this Option (the “Notice of Grant”) is incorporated herein by reference and made a part hereof. Capitalized terms used but not otherwise defined in this Option shall have the meanings given to such terms in the Plan.

1.	Name of Holder:

2.	Date of Grant:

3.	Vesting Start Date:

4.	Vesting Schedule: [Sample Vesting Schedule:

[Tranche #1: [            ] shares shall vest upon the date of the [Milestone Event], provided that such event occurs by no later than [DATE], and provided that Holder is employed by, or providing services to, the Company, as of the date of such event; and provided further that if the [Milestone Event]does not occur by [DATE], the Option shall terminate as of such date with respect to [            ] shares.]

[Tranche #2: [            ] shares shall vest upon the date of the [Milestone Event], provided that such event occurs by no later than [DATE], and provided that Holder is employed by, or providing services to, the Company, as of the date of such event; and provided further that if the [Milestone Event]does not occur by [DATE], the Option shall terminate as of such date with respect to [            ] shares.]]

With respect to each tranche and vesting event set forth above, the Compensation Committee of the Board of Directors shall determine whether and when the applicable event has occurred.

5.	Method of Exercise. This Option may be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with payment by (i) cash, or certified or bank check or other instrument acceptable to the Administrator for an amount equal to the aggregate exercise price of the shares being purchased; or (ii) any of the other methods set forth in the Plan.

6.	Termination of Employment. This Option shall terminate on the earliest to occur of:

(i)	the date of expiration hereof;

(ii)	three (3) months following the Termination Date upon any termination other than for Disability or death; or

(ii)	twelve (12) months following the Termination Date upon termination for Disability or death, or if the Holder dies within three (3) months after his or her Termination Date.

7.	Incentive Stock Option; Disqualifying Disposition. Although this Option is intended to qualify as an incentive stock option under the Internal Revenue Code of 1986 (the “Code”), the Company makes no representation as to the tax treatment upon exercise of this Option or sale or other disposition of the shares covered by this Option, and the Holder is advised to consult a personal tax advisor. Upon a Disqualifying Disposition of shares received upon exercise of this Option, the Holder will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Option. A “Disqualifying Disposition” shall have the meaning specified in Section 421(b) of the Code; as of the date of grant of this Option a Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) the second anniversary of the date of grant of this Option and (b) the first anniversary of the date on which the Holder acquired such shares by exercising this Option, provided that such holding period requirements terminate upon the death of the Holder. The Holder shall notify the Company in writing immediately upon making a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of this Option, and shall provide the Company with any information that the Company shall request concerning any such Disqualifying Disposition.

8.	Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, CA 94555, attention of the President and CEO, or such other address as the Company may hereafter designate. Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option to be executed, as of the Date of Grant.

ZOSANO PHARMA CORPORATION

By:
Name:
Title:

2

The undersigned Holder hereby acknowledges receipt of a copy of the Plan, the Notice of Grant and this Option, and agrees to the terms of this Option and the Plan.

[insert name of Holder]

3